PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF
              TRUSTEES OF TAIWAN GREATER CHINA FUND

  ANNUAL MEETING OF SHAREHOLDERS (To be held on July 21, 2004)

Opportunity Partners, a shareholder of Taiwan Greater China, (the "Trust"), is sending this proxy statement and the enclosed GREEN proxy card to shareholders of record on June 21, 2004 (the "Record Date") of the Trust. We are soliciting a proxy to vote your shares at the 2004 Annual Meeting of Shareholders of the Trust (the "Meeting") and at any and all adjournments or postponements of the Meeting. Please refer to the Trust's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by the shareholders including the election of directors.

This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of the Trust on or about June 28, 2004.

                          INTRODUCTION

There are three matters that the Trust has scheduled to be voted upon at the Meeting:

  1. The election of two persons to serve as trustees of the Trust.

  2. A proposal to convert the Trust from a closed-end investment company to an open-end investment company.

  3. A proposal to amend the Trust's Declaration of Trust to remove a requirement to submit open-ending resolutions to the shareholders.

With respect to these matters, we are soliciting a proxy to vote your shares FOR the election of our nominees, FOR Proposal 2 and AGAINST Proposal 3.

How Proxies Will Be Voted

All of the proposals scheduled by the Trust to be voted upon at the Meeting are included on the enclosed GREEN proxy card. If you wish to vote FOR the election of our nominees and/or on the other matters to be considered at the Meeting, you may do so by completing and returning a GREEN proxy card.

In 2002, the board of trustees adopted a bylaw that requires the Trust to receive advance notice of all nominations for the board. However, courts have ordered such an advance notice bylaw to be waived when a material event occurs after the deadline specified in the bylaw. See Hubbard v. Hollywood Park Realty Enterprises,
1991 WL 3151, (Del. Ch. 1991).   We believe the board's
announcement on June 11. 2004 of a conditional tender is a material event that requires the board to waive the Trust's advance notice requirement. However, there is no assurance that the board will not attempt to enforce the advance notice bylaw to prevent us from making nominations at the Meeting.
If you return a GREEN proxy card to us or to our agent and if the board does not preclude us from nominating our candidates at the Meeting, your shares will be voted on each matter as you indicate. If the board does not permit us to vote our proxies as indicated, we may consider other options including filing a lawsuit to order the Trust to count your votes.

If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of our nominees to the board, FOR Proposal 2 and AGAINST Proposal 3. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting. We do not intend to propose an adjournment of the Meeting. If an adjournment of the Meeting is proposed, we will vote for or against such adjournment in our discretion.

Voting Requirements

A quorum is one-third of the Trust's outstanding shares represented at the Meeting. Proposal 2 requires the affirmative vote of a majority of the Trust's outstanding shares for approval. Proposal 3 requires the affirmative vote of two-thirds of the Trust's outstanding shares for approval.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy at the meeting; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholder

Opportunity Partners L.P., the soliciting shareholder, is a
private investment partnership.   Kimball & Winthrop, Inc. is the
general partner of Opportunity Partners and Phillip Goldstein is the president of Kimball & Winthrop and the investment manager of
Opportunity Partners.   The address of Opportunity Partners,
Kimball & Winthrop and Mr. Goldstein is 60 Heritage Drive, Pleasantville, NY 10570.

As of June 21, 2004, Opportunity Partners owned --------- shares of the Trust. In addition, Mr. Goldstein is deemed to be the beneficial owner of ------------- shares of the Trust beneficially owned by his clients. Except for 100 shares, all of Mr. Goldstein's purchases have been made since --------- 2003 and all of his and Opportunity Partners' shares are held in street name, some of which are margin accounts except for one share owned by Opportunity Partners in record name. There have been no sales.




                  REASONS FOR THE SOLICITATION

On June 11, 2004, the Fund announced that the board of trustees will authorize a self-tender offer if Proposal 2 is defeated and Proposal 3 is adopted. We believe that this is (1) a coercive inducement to vote against open-ending and (2) an unscrupulous and deceptive ploy to avoid open-ending or a tender offer because Proposal 3 requires the affirmative vote of two-thirds of the Trust's outstanding shares which we believe is highly unlikely to be attained. For example, if 60% of the Trust's outstanding shares are voted for Proposal 3, 10% are voted against it, and 30% are voted to abstain or are not voted, Proposal 3 will not pass and no tender offer will be conducted. We think the trustees should not engage in this sort of unethical gamesmanship. We wish to afford shareholders an opportunity to elect trustees who will abide by their wishes and will not try to manipulate them.

                PROPOSAL 1: ELECTION OF TRUSTEES

At the Meeting, we intend to nominate the following persons for election as a trustee for a term expiring in 2007 and 2005 respectively. None of our nominees has any arrangement or understanding with any person with respect to any future employment by the Trust or by any affiliate of the Trust. We do not know of any material conflicts of interest that would adversely affect any of our nominees from acting in the best interest of the Trust and we believe that all of our nominees would be considered independent trustees if elected.

Phillip Goldstein (Age 59), 60 Heritage Drive, Pleasantville, NY
10570 (Term to expire in 2007)
Mr. Goldstein has been an investment advisor since 1992; He has been a director of Brantley Capital Corporation since 2002 and of The Mexico Equity and Income Fund since 1999.

Andrew Dakos (Age 38), 43 Waterford Drive, Montville, NJ 07045 (Term to expire in 2005)
Mr. Dakos is President and portfolio manager of Elmhurst Capital, Inc., an investment advisory firm and a Managing Member of the general partner of Full Value Partners, L.P., a private investment partnership. Mr. Dakos is also President and CEO of UVitec Printing Ink, Inc. a privately held manufacturing firm.
He has been a director of The Mexico Equity and Income Fund since
2001.

        PROPOSAL 2:  TO CONVERT THE TRUST FROM A CLOSED-
    END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY

Please refer to the Trust's proxy soliciting material for complete information about this proposal. In the absence of contrary instructions, the proxy holder(s) will vote your shares
FOR this proposal.

PROPOSAL 3: TO AMEND THE TRUST'S DECLARATION OF TRUST TO REMOVE A
  REQUIREMENT TO SUBMIT OPEN-ENDING RESOLUTIONS TO SHAREHOLDERS

Please refer to the Trust's proxy soliciting material for complete information about this proposal. In the absence of contrary instructions, the proxy holder(s) will vote your shares
AGAINST this proposal.

                        THE SOLICITATION

Opportunity Partners, the soliciting shareholder, is making this solicitation. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. They will not receive any special compensation for their services. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Trust. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate will be less than $75,000. We have asked Laxey Partners
(UK) Ltd, the Trust's largest shareholder, to reimburse our expenses in the event the Trust does not reimburse us. Laxey is considering our request. Laxey is not participating in this solicitation and we have no plans to act in concert with Laxey to buy, sell, hold or vote our shares. We and Laxey are free to buy, sell, hold or vote our shares without consulting each other.

There is no arrangement or understanding involving us or any of our affiliates that relates to future employment by or any future transaction with the Trust or any of its affiliates.

DATED: June 28, 2004














                           PROXY CARD

PROXY SOLICITED IN OPPOSITION TO THE BOARD OF TRUSTEES OF TAIWAN
 GREATER CHINA FUND BY OPPORTUNITY PARTNERS L.P. FOR THE ANNUAL
            MEETING OF STOCKHOLDERS ON JULY 21, 2004

The undersigned hereby appoints Andrew Dakos, Rajeev Das, Steven Samuels, and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Taiwan Greater China Fund (the "Trust") on July 21, 2004, (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [
].)

1. ELECTION OF TWO DIRECTORS

[ ] FOR PHILLIP GOLDSTEIN                [ ] WITHHOLD AUTHORITY

[ ] FOR ANDREW DAKOS                     [ ] WITHHOLD AUTHORITY

2. TO CONVERT THE TRUST FROM A CLOSED-END INVESTMENT COMPANY TO
AN OPEN-END INVESTMENT COMPANY.

  FOR [   ]           AGAINST [   ]                 ABSTAIN [
  ]

  4.   TO AMEND THE TRUST'S DECLARATION OF TRUST TO REMOVE A
     REQUIREMENT TO SUBMIT OPEN-ENDING RESOLUTIONS TO SHAREHOLDERS.

  FOR [   ]        AGAINST [   ]                 ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above in Proposal 1, FOR Proposal 2 and AGAINST Proposal 3. The undersigned hereby acknowledges receipt of the proxy statement dated June 28, 2004 of Opportunity Partners L.P. and revokes any proxy previously executed. (Important - Please be sure to enter date.)





SIGNATURE (S)___________________   Dated: _______________